Exhibit 10.1
SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     SECOND AMENDMENT, dated as of February 13, 2007, to the Second Amended and Restated Credit Agreement referred to below (this “Amendment”), by and among DICK’S SPORTING GOODS, INC., a Delaware corporation (“Borrower”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for the Lenders (in such capacity “Agent”), and the Lenders signatory hereto.
W I T N E S S E T H:
     WHEREAS, Borrower, the other Loan Parties signatory thereto, Agent and Lenders are parties to that certain Second Amended and Restated Credit Agreement, dated as of July 28, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
     WHEREAS, Borrower, Agent and Required Lenders have agreed to amend certain provisions of the Credit Agreement, in the manner, and on the terms and conditions, provided for herein;
     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Borrower, Agent and Required Lenders hereby agree as follows:
     1. Definitions. Capitalized terms not otherwise defined herein (including in the Recitals hereto) shall have the meanings ascribed to them in the Credit Agreement as amended hereby (the “Amended Credit Agreement”).
     2. Amendment to Section 1.3 of the Credit Agreement.
Section 1.3 of the Credit Agreement is hereby amended and restated in its entirety as of the Second Amendment Effective Date (as hereinafter defined) to read as follows:
“1.3 Use of Proceeds. Borrower shall use the proceeds of the Revolving Credit Loan only for (a) payment of Fees, expenses and other costs incurred in connection with the Transaction, (b) funding a portion of the Acquisition (including, if applicable, providing the funds for the Acquirer Loan and the Galyan’s Loan), (c) funding a portion of the Golf Acquisition, (d) refinancing certain indebtedness of Golf Galaxy and GolfWorks, (e) refinancing certain indebtedness of Galyan’s and (f) providing (i) working capital financing for Borrower and its Subsidiaries, (ii) funds for other general corporate purposes of Borrower and its Subsidiaries and (iii) funds for the purposes otherwise permitted hereunder, including those referred to in Recital D hereof; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein.”
     3. Amendment to Section 5.8 of the Credit Agreement.
Section 5.8 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by adding a new sentence at the end thereof to read as follows:
“Notwithstanding anything to the contrary contained herein, the Loan Parties shall be permitted to amend, supplement or otherwise modify the Schedules hereto or to the other Loan Documents in connection with the Golf Acquisition to the extent contemplated by the Joinder Agreement (Credit Agreement), dated as of the Second Amendment Effective Date, made by Golf Galaxy and Agent, and the Joinder Agreement (Credit Agreement), dated as of the Second Amendment Effective Date, made by GolfWorks and Agent.”
     4. Amendment to Section 5.12 of the Credit Agreement.
Section 5.12 of the Credit Agreement is hereby amended and restated in its entirety as of the Second Amendment Effective Date to read as follows:
“5.12 Landlord’s Waiver and Other Agreements. Except as otherwise agreed to in writing by Agent, each Loan Party shall use commercially reasonable best efforts to obtain (a) a Landlord’s Waiver in form and substance acceptable to Agent from the landlord of any present or future leased premises of any Loan Party where Inventory is located in the United States of America and where such landlord has a contractual, statutory or common law Lien which is superior or “primes” Agent’s Lien in such Inventory; and (b) a waiver and license agreement in form and substance acceptable to Agent from any Person (other than Borrower) which owns, operates or manages a warehouse or other location not owned by Borrower where Inventory is located. With respect to such locations or warehouse space leased as of the Closing Date or thereafter, if Agent has not received a Landlord’s Waiver or waiver and license agreement, as applicable, as of the Closing Date (or, if later, as of the date such location is leased), any Eligible Inventory at that location shall, in Agent’s discretion, be subject to the Lease Payment Reserve.”
     5. Amendment to Section 5.14 of the Credit Agreement.
Section 5.14 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by adding a new clause (c) at the end thereof to read as follows:
“(c) Borrower shall deliver or cause to be delivered to Agent no later than ninety (90) days after the Golf Acquisition Closing Date, duly executed blocked account agreements referred to in Annex B with respect to the

Golf Galaxy Concentration Account and Golf Disbursement Accounts, which blocked account agreements shall be in form and substance satisfactory to Agent and its counsel.”
     6. Amendment to Section 5.16 of the Credit Agreement.
Section 5.16 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by adding a new sentence at the end thereof to read as follows:
“GolfWorks Canada shall not be subject to the requirements of this Section 5.16, provided, however, that upon the reasonable request of Agent at any time following an Event of Default GolfWorks shall cause sixty-five percent (65%) of the Stock of GolfWorks Canada to be pledged to Agent for the benefit of Agent and Lenders to secure the Obligations.”
     7. Amendment to Section 6.3 of the Credit Agreement.
Section 6.3 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by deleting clause (j) thereof in its entirety and inserting a new clause (j) to read as follows:
“(j) Indebtedness consisting of intercompany loans and advances made by any Loan Party to any other Loan Party; provided, that: (i) each Loan Party shall have executed and delivered to each other Loan Party, a demand note (collectively, the “Intercompany Notes”) to evidence any such intercompany Indebtedness owing at any time by such Loan Party to such other Loan Party which Intercompany Notes shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement, Borrower Security Agreement or Subsidiary Security Agreement as additional collateral security for the Obligations; (ii) each Loan Party shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (iii) the obligations of each Loan Party under any such Intercompany Notes shall be subordinated to the Obligations of such Loan Party hereunder or under the other Loan Documents in a manner reasonably satisfactory to Agent; (iv) at the time any such intercompany loan or advance is made by any Loan Party to any other Loan Party and after giving effect thereto, each such Loan Party shall be Solvent; (v) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; and (vi) other than investments outstanding as of the Second Amendment Effective Date and other investments not to exceed $500,000 at any one time outstanding, no Loan Party may make loans, advances or other investments to or in GolfWorks Canada;”

     8. Amendment to Section 6.21 of the Credit Agreement.
Section 6.21 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by deleting clause (b) thereof in its entirety and inserting in lieu thereof a new clause (b) to read as follows:
“(b) enter into any new lease of real property or similar agreement unless to the extent required by Section 5.12 such Loan Party has used commercially reasonable best efforts to enter into a Landlord’s Waiver and other documentation deemed appropriate by Agent, in each case in form and substance satisfactory to Agent, with the owner of such real property (to the extent Inventory is located or will be located at such property).”
     9. Amendments to Annex A of the Credit Agreement.
Annex A of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by:
(a)	amending and restating in its entirety the following definitions to read as follows:
“‘Borrowing Base’ shall mean, as of any date of determination by Agent, from time to time, the lesser of (A) seventy percent (70%) of Eligible Inventory on a cost basis, or (B) eighty-five percent (85%) of Eligible Inventory net realizable liquidation valuation, as determined by an appraisal acceptable to Agent, minus (1) the Lease Payment Reserve, and (2) the amount of any other Reserves (including Reserves for sales and use taxes and payroll withholding taxes) as Agent may deem necessary or appropriate from time to time in its discretion.
‘Eligible Inventory’ shall mean such Inventory of Borrower, Galyan’s, Golf Galaxy and GolfWorks that is not ineligible as the basis for Revolving Credit Advances or Letter of Credit Obligations based on the criteria set forth below. In determining whether Inventory constitutes Eligible Inventory, Agent does not intend to include Inventory which:
(a) is not owned by Borrower, Galyan’s, Golf Galaxy or GolfWorks free and clear of all Liens and rights of others, except the Liens in favor of Agent and Lenders pursuant to the Collateral Documents and statutory or common law landlord Liens in favor of landlords;
(b) is not located on premises owned or operated by Borrower, Galyan’s, Golf Galaxy or GolfWorks referenced on Schedule 3.6;

(c) is Inventory in transit (other than Eligible L/C Inventory and Inventory in transit from one of Borrower’s, Galyan’s, Golf Galaxy’s or GolfWorks’ distribution centers to one of Borrower’s, Galyan’s, Golf Galaxy’s or GolfWorks’ stores provided that such Inventory is being shipped in the normal course of business and consistent with Borrower’s, Galyan’s, Golf Galaxy’s or GolfWorks’ past practice, as applicable, and Agent continues to maintain a first priority perfected security interest in such Inventory subject only (but without limiting the provisions of Section 5.12 hereof) to statutory or common law landlord Liens);
(d) is Inventory held on or at leased premises where, to the extent contemplated by Section 5.12, the landlord thereof has either not executed a Landlord Waiver in form and substance satisfactory to Agent or reserves (including, without limitation, a Lease Payment Reserve) related thereto satisfactory to Agent in its discretion have not been established against Borrowing Availability;
(e) is in the possession or control of a bailee, warehouseman, processor, converter or other Person other than Borrower, Galyan’s, Golf Galaxy or GolfWorks, unless Agent is in possession of such agreements, instruments and documents as Agent may require (each in form and content acceptable to Agent and duly executed, as appropriate by the bailee, warehouseman, processor, converter or other Person in possession or control of such Inventory, as applicable) including but not limited to warehouse receipts in Agent’s name covering such Inventory;
(f) is covered by a negotiable document of title unless such document has been delivered to Agent;
(g) is not covered by insurance required by the terms of Section 5.5 and Annex E;
(h) is obsolete, unsalable, shopworn, damaged, unfit for further processing, or is of substandard quality;
(i) consists of display items or packing and shipping materials or samples, bags, packaging, labels and other similar non-merchandise categories;
(j) consists of discontinued or slow-moving items;
(k) does not meet all standards imposed by any Governmental Authority;

(l) is placed by Borrower, Galyan’s, Golf Galaxy or GolfWorks on consignment or held by Borrower, Galyan’s, Golf Galaxy or GolfWorks on consignment from another Person;
(m) is not a type held for sale in the ordinary course of Borrower’s, Galyan’s, Golf Galaxy’s or GolfWorks’ business, including goods to be returned to the vendor;
(n) is Inventory produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provisions contained in Title 29 U.S.C. § 215 or any successor statute or section;
(o) is Inventory which in any way fails to meet or violates any warranty, representation or covenant contained in this Agreement or any other Loan Document; or
(p) is not otherwise acceptable in the discretion of Agent, based upon such credit and collateral considerations as Agent may deem appropriate from time to time.
‘Eligible L/C Inventory’ shall mean all finished goods inventory owned by Borrower, Galyan’s, Golf Galaxy or GolfWorks and covered by Documentary Letters of Credit, which finished goods Inventory is in transit to one of Borrower’s, Galyan’s, Golf Galaxy’s or GolfWorks’ locations and which finished goods Inventory (a) is owned by Borrower, Galyan’s, Golf Galaxy or GolfWorks, (b) is fully insured, (c) is subject to a first priority security interest in and lien upon such goods in favor of Agent (except for any possessor lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to Borrower, Galyan’s, Golf Galaxy or GolfWorks), (d) is evidenced or deliverable pursuant to documents, notices, instruments, statements and bills of lading that have been delivered to Agent or an agent acting on its behalf, and (e) is otherwise deemed to be “Eligible Inventory” hereunder.
‘Gift Certificate and Merchandise Credit Liability’ shall mean, at any time, the aggregate face value at such time of (a) outstanding gift certificates and gift cards of Borrower, Galyan’s, Golf Galaxy or GolfWorks entitling the holder thereof to use all or a portion of the certificate to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits of Borrower, Galyan’s, Golf Galaxy or GolfWorks.

‘Lease Payment Reserve’ shall mean a reserve against the Borrowing Base in an amount determined by Agent in its discretion including an amount equal to the aggregate amount of a number of months (as determined by Agent) rent and utility costs payable by Borrower with respect to each Lease of real property where Eligible Inventory is located and with respect to which Borrower, Galyan’s, Golf Galaxy or GolfWorks, as the case may be, has failed to obtain in accordance with Section 5.12 a Landlord’s Waiver from the landlord thereof in form and substance satisfactory to Agent. The Lease Payment Reserve may, in Agent’s discretion, be in addition to any other reserve against the Borrowing Base established by Agent, but in no event shall the Lease Payment Reserve per any single location where there has been a failure to obtain a Landlord’s Waiver exceed the greater of (i) an amount equal to the base rental payments under the then current lease for such location over the immediately preceding three month period, and (ii) the amount of any obligations owing or potentially owing to the applicable landlord secured by the assets of any Loan Party, provided that such amount shall not exceed the sum of the base rental payments under the then current lease for such location over the immediately preceding twelve month period.”
(b)	adding the following new definitions in appropriate alphabetical order therein:
“‘GolfWorks’ shall mean Golf Galaxy GolfWorks, Inc., an Ohio corporation.
‘Golf Acquisition Closing Date’ shall mean the date on which the Golf Acquisition is consummated in accordance with the terms hereof and the Golf Merger Agreement.
‘GolfWorks Canada’ shall mean Criterion Golf Technologies, Inc., a Canadian corporation and wholly owned subsidiary of GolfWorks.
‘Golf Deposit Accounts’ shall have the meaning assigned to it in Annex B.
‘Golf Disbursement Accounts’ shall have the meaning assigned to it in Annex B.
‘Golf Galaxy Concentration Account’ shall have the meaning assigned to it in Annex B.
‘Golf Galaxy Concentration Account Bank’ shall have the meaning assigned to it in Annex B.

‘Golf Merger Agreement’ shall mean that certain Agreement and Plan of Merger, dated as of November 13, 2006, among Golf Galaxy, Yankees Acquisition Corp. and Borrower.
‘Second Amendment Effective Date’ shall mean February 9, 2007. ”
(c)	Deleting the definition “Disbursement Account” and adding the following definition in appropriate alphabetical order therein:
“‘Borrower Disbursement Account’ shall have the meaning assigned to it in Annex B.”
(d)	The definition of “Permitted Acquisition” is hereby amended as of the Second Amendment Effective Date by: (i) inserting the phrase “or GolfWorks Canada” after the second parenthetical contained therein and (ii) inserting the parenthetical “(other than assets of GolfWorks Canada)” after the word “assets” the first place it appears in clause (e) of such definition.
     10. Amendment to Annex B of the Credit Agreement.
Annex B of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by amending and restating such Annex in its entirety as provided in Exhibit A attached hereto.
     11. Representations and Warranties. To induce Required Lenders and Agent to enter into this Amendment, Borrower hereby represents and warrants that:
(a)	Each of the execution, delivery and performance by Borrower and each other Loan Party which is party to the Guaranty of this Amendment and the performance of the Amended Credit Agreement are (i) within Borrower’s and each such Loan Party’s corporate power and have been duly authorized by all necessary corporate and shareholder action; (ii) do not contravene any provision of any Loan Party’s charter or bylaws or equivalent organizational or charter or other constituent documents; (iii) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (iv) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Loan Party is a party or by which any Loan Party or any of its property is bound; (v) do not result in the creation or imposition of any Lien upon any of the property of any Loan Party other than those in favor of Agent, on behalf of itself and the Lenders, pursuant to the Loan Documents; and (vi) do not require the consent or approval of any Governmental Authority or any other Person.

(b)	This Amendment has been duly executed and delivered by or on behalf of Borrower and each other Loan Party which is party to the Guaranty.
(c)	Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of Borrower and each such Loan Party enforceable against Borrower and such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
(d)	No Default or Event of Default has occurred and is continuing both before and after giving effect to this Amendment.
(e)	No action, claim or proceeding is now pending or, to the knowledge of any Loan Party signatory hereto, threatened against such Loan Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which challenges such Loan Party’s right, power, or competence to enter into this Amendment or, to the extent applicable, perform any of its obligations under this Amendment, the Amended Credit Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any other Loan Document or any action taken under this Amendment, the Amended Credit Agreement or any other Loan Document or which if determined adversely could have or result in a Material Adverse Effect. To the knowledge of each Loan Party, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.
(f)	As of the Golf Acquisition Closing Date, Borrower has delivered to Agent a complete and correct copy of the Golf Merger Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other material documents delivered pursuant thereto or in connection therewith). No Loan Party and no other Person party thereto is in default in the performance or compliance with any provisions of the Golf Merger Agreement. The Golf Merger Agreement is in full force and effect as of the Golf Acquisition Closing Date, and, if applicable, as of the date of the consummation of the Golf Acquisition, and has not been terminated, rescinded or withdrawn. All requisite approvals by Governmental Authorities having jurisdiction over Golf Galaxy, any Loan Party and other Persons referenced therein with respect to the transactions contemplated by the Golf Merger Agreement have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the Golf Merger Agreement or to the conduct by any Loan Party of its business thereafter. To the best of each Loan Party’s knowledge, none of Golf Galaxy’s representations or warranties in the Golf Merger Agreement contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading. Each of the representations and warranties given by each applicable Loan Party in the Golf Merger Agreement is true and correct in all material respects.
(g)	All representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.
     12. Remedies. This Amendment shall constitute a Loan Document. The breach by any Loan Party of any representation, warranty, covenant or agreement in this Amendment shall constitute an immediate Event of Default hereunder and under the other Loan Documents.
     13. No Other Amendments/Waivers. Except as expressly amended herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document by the Agent or the Lenders with respect to any right or remedy which the Agent or the Lenders may now or in the future have under the Loan Documents, at law or in equity or otherwise or be deemed to prejudice any rights or remedies which the Agent or the Lenders may now have or may have in the future under or in connection with any Loan Document or under or in connection with any Default or Event of Default which may now exist or which may occur after the date hereof. The Credit Agreement and all other Loan Documents are hereby in all respects ratified and confirmed.
     14. Waiver of Claims. Borrower hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all Claims of any kind or character, known or unknown, which Borrower ever had, now has or might hereafter have against Agent or any Indemnified Person which relates, directly or indirectly, to any acts or omissions of Agent or such Lender or any other Indemnified Person on or prior to the Second Amendment Effective Date.
     15. Expenses. Borrower hereby reconfirms its obligations pursuant to Section 11.2 of the Credit Agreement to pay and reimburse Agent for all reasonable out-of-pocket expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

     16. Effectiveness. This Amendment shall become effective as of February 9, 2007 (the “Second Amendment Effective Date”) only upon satisfaction in full in the judgment of the Agent of each of the following conditions:
(a)	Amendment. Agent shall have received eight (8) original copies of this Amendment duly executed and delivered by Agent, Lenders and Borrower and acknowledged by the other Loan Parties.
(b)	Payment of Expenses. Borrower shall have paid to Agent all costs and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent and Lenders (including, without limitation, reasonable legal fees and expenses).
(c)	Representations and Warranties. All representations and warranties contained in this Amendment shall be true and correct on and as of the Amendment Effective Date.
(d)	Golf Acquisition. The Golf Acquisition shall have been consummated in accordance with the terms of the Golf Merger Agreement and Golf Galaxy and GolfWorks shall have entered into joinder and other documents in respect of the Loan Documents in form and substance satisfactory to Agent and Agent shall have received such opinions, certificates, lien search results and other documents reasonably requested by Agent and the Golf Acquisition shall constitute a Permitted Acquisition.
     17. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW 5-1401, FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     18. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:

DICK’S SPORTING GOODS, INC.

By:	/s/ William R. Newlin

Name:	William R. Newlin
Title:	Executive Vice President and Chief Administrative Officer

AGENT:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:	/s/ Joseph H. Burt

Name:	Joseph H. Burt
Its:	Duly Authorized Signatory

LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Joseph H. Burt

Name:	Joseph H. Burt
Its:	Duly Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ James M. Steffy

Name:	James M. Steffy
Title:	Vice President

FLEET RETAIL GROUP, INC.

By:	/s/ Andrew Cerassi

Name:	Andrew Cerassi
Title:	VP

NATIONAL CITY BUSINESS CREDIT, INC.

By:	/s/ Joseph L. Kwasny

Name:	Joseph L. Kwasny
Title:	Director

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Anthony D. Braxton

Name:	Anthony D. Braxton
Title:	Director

CITIZEN’S BANK OF PENNSYLVANIA

By:	/s/ Don Cmar

Name:	Don Cmar
Title:	Vice President

JP MORGAN CHASE BANK

By:	/s/ James M. Barbato

Name:	James M. Barbato
Title:	Vice President

     Each of the undersigned Loan Parties hereby (i) acknowledges each of the amendments to the Credit Agreement effected by this Amendment and (ii) confirms and agrees that its obligations under its Guaranty shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendment.
ACKNOWLEDGED, CONSENTED and AGREED
to as of the date first written above.

AMERICAN SPORTS LICENSING, INC.

By:	/s/ John Wolfe

Name:	John Wolfe
Title:	Treasurer

DSG OF VIRGINIA, LLC

By:	/s/ Jeffrey R. Hennion

Name:	Jeffrey R. Hennion
Title:	President

GALYAN’S TRADING COMPANY, INC.

By:	/s/ William R. Newlin

Name:	William R. Newlin
Title:	Vice President and Chief Administrative Officer

GALYAN’S NEVADA, INC.

By:	/s/ William R. Newlin

Name:	William R. Newlin
Title:	President

GALYAN’S OF VIRGINIA, INC.

By:	/s/ William R. Newlin

Name:	William R. Newlin
Title:	President

GOLF GALAXY, INC.

By:	/s/ John Wolfe

Name:	John Wolfe
Title:	Vice President and Secretary

GOLF GALAXY GOLFWORKS, INC.

By:	/s/ Joseph R. Oliver

Name:	Joseph R. Oliver
Title:	Vice President and Assistant Secretary

Exhibit A
ANNEX B
to
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
CASH MANAGEMENT SYSTEM
     Each Loan Party (other than GolfWorks Canada) shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:
     (a) On or before the Closing Date (or such later date set forth in Section 5.14(b), Section 5.14(c) or as Agent shall consent in writing, as applicable) and until the Termination Date, Borrower and Galyan’s shall (i) enter into blocked account agreements as set forth in clause (c) (each a “Blocked Account” and collectively, the “Blocked Accounts”) below for each account set forth on Schedule 3.20 with the banks identified on such Schedule 3.20 (each, a “Relationship Bank”) and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral of such Loan Parties into one or more Blocked Accounts in such Loan Party’s name or any such Subsidiary’s name at a Relationship Bank. On or before the Closing Date, Borrower shall have established a concentration account in its name (the “Concentration Account”) at the bank which shall be designated as the Concentration Account bank for Borrower on Schedule 3.20 (the “Borrower Concentration Account Bank”), which bank shall be satisfactory to Agent. On or before the Golf Acquisition Closing Date, Golf Galaxy shall have established a concentration account in its name (the “Golf Galaxy Concentration Account”) at the bank which shall be designated as the Concentration Account bank for Golf Galaxy and GolfWorks (the “Golf Galaxy Concentration Account Bank”), which bank shall be satisfactory to Agent.
     (b) Borrower may maintain, in its name, an account (each a “Borrower Disbursement Account” and collectively, the “Borrower Disbursement Accounts”) at a bank acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances pursuant to Section 1.1 for use by Borrower solely in accordance with the provisions of Section 1.3. Each of Golf Galaxy and GolfWorks may maintain, in their respective names, an account (each a “Golf Disbursement Account” and collectively, the “Golf Disbursement Accounts”) at a bank acceptable to Agent into which Golf Galaxy and GolfWorks shall, from time to time, deposit proceeds received from the Golf Galaxy Concentration Account prior to an Activation Notice (as defined below) and from intercompany advances permitted pursuant to the terms of the Agreement.

     (c) On or before the Closing Date (or such later date set forth in Section 5.14(b) or as Agent shall consent in writing), the Borrower Concentration Account Bank, each Relationship Bank and each bank where a Borrower Disbursement Account is maintained, shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and the applicable Loan Party, in form and substance acceptable to Agent, which shall become operative on or prior to the Closing Date (or such later date as set forth in Section 5.14(b) or as Agent shall consent in writing, as applicable); provided that the balance in each Blocked Account or Borrower Disbursement Account held by such banks identified on Schedule 3.20 for which blocked account agreements have not been obtained shall be swept on a daily basis to the Concentration Account. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the Concentration Account, Borrower Disbursement Account or Blocked Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of itself and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, (iii) from and after the date of execution of such agreement with respect to a Blocked Account, such bank agrees to sweep on a daily basis all amounts in such Blocked Account to the Concentration Account and (iv) from and after the date of execution of such agreement with respect to the Borrower Concentration Account Bank or each bank where a Borrower Disbursement Account is held, such bank agrees, from and after the receipt of a notice (an “Activation Notice”) from Agent (which Activation Notice may be given by Agent at any time at which (1) a Default or Event of Default shall have occurred and be continuing or (2) Excess Availability has at any time been less than $30,000,000 (each of the foregoing being referred to herein as an “Activation Event”)), to immediately forward all amounts received in the Concentration Account or the applicable Borrower Disbursement Account to the Collection Account through daily sweeps from the Concentration Account or such Borrower Disbursement Account into the Collection Account. From and after the date Agent has delivered an Activation Notice to any bank with respect to the Concentration Account or any Borrower Disbursement Account(s), no Loan Party (including GolfWorks and Golf Galaxy, but excluding GolfWorks Canada) shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in disbursement or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements. In the event the Agent shall have delivered an Activation Notice to bank at which the Concentration Account is held, and thereafter the Borrower has Excess Availability in excess of $50,000,000 for a period of ninety consecutive Business Days, at the written request of Borrower, the Agent, subject to no Default or Event of Default existing at such time, shall deliver a written notice to such bank rescinding the Activation Notice previously delivered.

     (d) From and after the Golf Acquisition Closing Date, Golf Galaxy and GolfWorks shall cause, on a daily basis, all monies deposited (other than up to $5,000 in any individual deposit account) into their deposit accounts identified on Schedule 3.20 (the “Golf Deposit Accounts”) to be swept into the Golf Galaxy Concentration Account. No later than ninety (90) days after the Golf Acquisition Closing Date, the Golf Galaxy Concentration Account Bank and each bank where a Golf Disbursement Account is maintained shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and the applicable Loan Party, in form and substance acceptable to Agent. Each such blocked account agreement shall provide, among other things, that (i) all items deposited in such account are held by the applicable account bank as agent or bailee-in-possession for Agent, on behalf of itself and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the date of execution of such agreement with respect to the Golf Galaxy Concentration Account Bank or each bank where a Golf Disbursement Account is held, such bank agrees, from and after the receipt of an Activation Notice from Agent (which Activation Notice may be given by Agent at any time when an Activation Event has occurred and is continuing), to immediately forward all amounts received in the Golf Galaxy Concentration Account or the applicable Golf Disbursement Account to the Collection Account through daily sweeps from the Golf Galaxy Concentration Account or such Golf Disbursement Account into the Collection Account. In the event Agent shall have delivered an Activation Notice to the Golf Galaxy Concentration Account Bank, and thereafter the Borrower has Excess Availability in excess of $50,000,000 for a period of ninety consecutive Business Days, at the written request of Borrower, the Agent, subject to no Default or Event of Default existing at such time, shall deliver a written notice to such bank rescinding the Activation Notice previously delivered.
     (e) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Schedule 3.20 to add or replace a Relationship Bank or Blocked Account or to replace the Concentration Account, Golf Galaxy Concentration Account, any Borrower Disbursement Account, any Golf Disbursement Account or any Golf Deposit Account; provided, however, that (i) Agent shall have consented in writing in advance to the opening of such account with the relevant bank and (ii) prior to the time of the opening of such account, the applicable Loan Party and/or the Subsidiaries thereof, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement or such other agreement, in form and substance satisfactory to Agent (it being understood that no such agreement shall be required in respect of any Golf Deposit Account). The Loan Parties shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days of notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent’s reasonable judgment, or as promptly as practicable and in any event within sixty (60) days of notice from Agent that the operating performance, funds transfer and/or availability procedures or performance with respect to accounts or lockboxes of the bank holding such accounts or Agent’s liability under any tri-party blocked account agreement or such other agreement with such bank is no longer acceptable in Agent’s reasonable judgment.
     (f) The Blocked Accounts, Borrower Disbursement Accounts, Golf Disbursement Accounts, the Golf Galaxy Concentration Account and the Concentration Account shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Revolving Credit Loan and all other Obligations, and in which the Loan Parties shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Borrower Security Agreement or the Subsidiary Security Agreement, as applicable.
     (g) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.8 of the Agreement and shall be applied (and allocated) by Agent in accordance with Section 1.10 of the Agreement. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.
Each Loan Party (other than GolfWorks Canada) shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Loan Party (each a “Related Person”) to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by such Loan Party or any such Related Person on behalf of any such Loan Party, and (ii) within one (1) Business Day after receipt by such Loan Party or any such Related Person of any checks, cash or other items or payment received on behalf of any Loan Party, deposit the same into a Blocked Account or Golf Deposit Account, as applicable, of such Loan Party. Each Loan Party and each Related Person thereof acknowledges and agrees that all cash, checks or items of payment constituting proceeds of Collateral are the property of Agent and Lenders. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into the applicable Blocked Accounts or the Concentration Account if required by Section 6.8 of the Agreement.